Exhibit 10.2

AMENDMENT TO LEASEHOLD ACQUISITION AND DEVELOPMENT AGREEMENT

This AMENDMENT TO LEASESHOLD ACQUISITION AND DEVELOPMENT AGREEMENT (the “Amendment”), dated as of December 29, 2023 (the “Effective Date”) is by and between HEAVY SWEET OIL LLC (“HSO”) and TRIO PETROLEUM CORP (“TPET” and together with HSO, the “Parties”), and amends that certain Leasehold Acquisition and Development Agreement entered into by and between the Parties, dated as of November 10, 2023 (the “Option Agreement”). Capitalized terms used but not otherwise defined in this Amendment have the respective meanings ascribed to them in the Option Agreement.

RECITALS

WHEREAS, the Parties wish to amend Section 1.a. of the Option Agreement to provide that, within three (3) business days of the Effective Date of this Amendment, TPET shall fund $200,000 of the $500,000 of the $2,000,000 total Purchase Price payable by TPET to HSO at the Initial Closing (the “Advance Funds”), in advance of HSO satisfying the required items in paragraph 2 of the Option Agreement, in exchange for a 2% interest in the Leases, which Advance Funds shall be used by HSO solely for the building or roads and related infrastructure in furtherance of the development of the Leases.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution hereof, the Parties agree as follows:

1.	The Recitals set forth above are true and correct, and shall constitute a part of this Amendment.
2.	Upon the Effective Date of this Amendment, Section 1.a. of the Option Agreement is amended to provide that, within three (3) business days of the Effective Date of this Amendment, TPET shall fund $200,000 of the $500,000 of the $2,000,000 total Purchase Price payable by TPET to HSO at the Initial Closing (the “Advance Funds”), in advance of HSO satisfying the required items in paragraph 2 of the Option Agreement, in exchange for a 2% interest in the Leases, which Advance Funds shall be used by HSO solely for the building or roads and related infrastructure in furtherance of the development of the Leases. Upon the payment of the Advance Funds to HSO by TPET, (i) HSO shall immediately assign a 2% interest in the Leases to TPET in accordance with the terms of the Option Agreement, as amended, and (ii) TPET shall only owe to HSO an amount of no less than $300,000 within 7 days of satisfaction of the required items in paragraph 2 of the Option Agreement.
3.	Except as expressly agreed upon in this Amendment, nothing contained in this Amendment will be deemed or construed to amend, supplement, or modify the Option Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect in accordance with the Option Agreement and this Amendment.

4.	Except as expressly modified in this Amendment, the Option Agreement is confirmed and will continue to be and remain in full force and effect in accordance with its terms. Any existing or future reference to the Option Agreement and any document or instrument delivered in connection with the Option Agreement will be deemed to be a reference to the Option Agreement as modified by this Amendment.
5.	This Amendment may be executed in counterparts, each of which, when taken together, will constitute but one and the same instrument.
6.	This Amendment will be governed by the laws of the State of Utah, without regard to the choice of law principles thereof.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

HEAVY SWEET OIL LLC

By:	/s/ Steven Byle
Name:	Steven Byle
Title:	CEO and Managing Member

TRIO PETROLEUM CORP

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	CEO & Director